As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cvent, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	54-1954458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cvent, Inc.

1765 Greensboro Station Place

7th Floor

Tysons Corner, VA 22102

(Address of principal executive offices, including zip code)

2013 Equity Incentive Plan

(Full title of the plan)

Rajeev K. Aggarwal

Chief Executive Officer

Cvent, Inc.

1765 Greensboro Station Place

7th Floor

Tysons Corner, VA 22102

(703) 226-3500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark R. Fitzgerald, Esq. Michael C. Labriola, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street, N.W., Fifth Floor Washington, D.C. 20006 (202) 973-8800	Lawrence J. Samuelson, Esq. Vice President, General Counsel & Corporate Secretary Cvent, Inc. 1765 Greensboro Station Place 7th Floor Tysons Corner, VA 22102 (703) 226-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2013 Equity Incentive Plan	2,010,384(1)	$26.14(2)	$52,551,438	$6,769

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, which become issuable under the 2013 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $26.14 per share, which represents the average of the high and low price of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 4, 2014.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

On January 1, 2014, pursuant to the Automatic Share Reserve Increase provision of Section 3(b) of the Registrant’s 2013 Equity Incentive Plan (the “Plan”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the Plan. This Registration Statement registers those additional shares of Common Stock of Cvent, Inc. (the “Registrant”) to be issued pursuant to the Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2013 (File No. 333-190892) (the “Prior Registration Statement”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In addition to the Prior Registration Statement, the following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 21, 2014 (File No. 001-36043);

2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 14, 2014 (File No. 001-36043);

3)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Commission on August 8, 2014 (File No. 001-36043);

4)	the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 13, 2014 (File No. 001-36043); and

5)	the description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36043), filed with the SEC on August 5, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed hereafter for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Document

4.1 (1)	Cvent, Inc. 2013 Equity Incentive Plan, and forms of agreements thereunder.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (see signature page).

(1)	Incorporated by reference to Exhibits 10.6, 10.7 and 10.8 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189837), filed with the SEC on July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the eighth day of August, 2014.

CVENT, INC.

By:	/s/ Rajeev Aggarwal
Rajeev K. Aggarwal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajeev K. Aggarwal and Peter L. Childs, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Cvent, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rajeev Aggarwal Rajeev K. Aggarwal	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 8, 2014

/s/ Peter Childs Peter L. Childs	Chief Financial Officer (Principal Accounting and Financial Officer)	August 8, 2014

/s/ Sanju Bansal Sanju K. Bansal	Director	August 8, 2014

/s/ Tony Florence Tony Florence	Director	August 8, 2014

/s/ Jeffrey Lieberman Jeffrey Lieberman	Director	August 8, 2014

/s/ Kevin Parker Kevin T. Parker	Director	August 8, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Cvent, Inc. 2013 Equity Incentive Plan, and forms of agreements thereunder.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibits 10.6, 10.7 and 10.8 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-189837), filed with the SEC on July 29, 2013.